                                                                    EXHIBIT 23.1

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We hereby consent to the use in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 of our report dated January 22, 1996 (except for Notes 2, 5 and 10 as to which the date is March 18, 1996) relating to the financial statements of Data Dimensions, Inc. which are contained therein.

                                   BDO SEIDMAN, LLP

Seattle, Washington
March 29, 1996



















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                            FINANCIAL DATA SCHEDULE






























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